[HEMOBIOTECH LOGO]


                              EMPLOYMENT AGREEMENT


         This  Employment  Agreement (the "Agreement ") is effective as of April
1,  2005,  by  and  between  Hemobiotech  Inc.,  a  Delaware   corporation  (the
"Company"), and Mark J. Rosenblum (the "Executive").

         WHEREAS, the Company and Executive desire to enter into this Agreement pursuant to which the Company will employ Executive in the capacity, for the period and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereby agree as follows:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs Executive and Executive hereby accepts such employment in Dallas, Texas the capacity of Chief Financial Officer ("CFO") of the Company to act in accordance with the terms and conditions hereinafter set forth. During the Term (as defined below), Executive agrees that he will devote time, attention and skills to the operation of the Business (as defined below) of the Company and that he will perform such duties, functions, responsibilities and authority in connection with the foregoing as are from time to time delegated to Executive by the Chief Executive Officer as delegated by the Board of Directors of the Company (the "Board"), which duties shall include but shall not be limited to generating financial statements, bank reconciliations, schedules of assets and liabilities, and completing and, to the extent required, certifying all financial and related Securities and Exchange Commission (SEC) filings required to be made by the Company. For purposes of this Agreement, the Business of the Company shall be defined as the development and commercialization of blood substitute products. Executive is not bound by the terms of any agreement with any previous employer or other party which would limit his abilities to perform his duties and obligations hereunder.

         2. TERM. The term of this Agreement shall commence on the date hereof and shall continue for a period of three (3) years. Thereafter, this Agreement shall be automatically renewed for one year periods, unless otherwise terminated by the Company or Executive upon written notice to the other given not less than ninety (90) days prior to the next anniversary of the Agreement. The initial three year term and any renewals thereof shall be referred to herein as the "Term."

         3. COMPENSATION. In consideration of all the services to be rendered by Executive to the Company hereunder, the Company hereby agrees to pay or otherwise provide Executive the following compensation and benefits. It is furthermore understood that the Company shall have the right to deduct or withhold under any provision of applicable law (including but not limited to Social Security payments, income tax withholding and other required deductions not in effect or which may become effective by law any time during the Term) from:

                  (a) SALARY. Executive shall receive an initial annual salary of One Hundred and Twenty Thousand Dollars ($120,000), plus annual cost of living salary increases ("Initial




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Base  Salary").  Effective as of the first  business  day of the calendar  month immediately following the Company's consummation of equity financings, bank financings, or a combination thereof in which at least Fifty Percent (50%) of the overall proceeds have been derived from equity financings, having aggregate gross proceeds to the Company of not less than Ten Million Dollars ($10,000,000) (the "Financing"), the Base Salary shall increase to One Hundred and Sixty Five Thousand Dollars ($165,000) (as adjusted, the "Base Salary"). Within ten (10) business days following the completion of the Financing, the Executive shall receive a lump-sum payment (the "Base Salary Adjustment Payment") equal to the Three Thousand Seven Hundred Fifty Dollars ($3,750) multiplied by the number of months of service that were completed by the Executive at the Initial Base Salary level prior to the consummation of the Financing (the "Base Salary Adjustment Payment Period"); PROVIDED, HOWEVER, that the Base Salary Adjustment Payment Period shall not exceed nine (9) months (i.e., Executive shall not be entitled to receive an aggregate Base Salary Adjustment Payment that exceeds Thirty-Three thousand Seven Hundred and Fifty Dollars ($33,750)) The applicable Base Salary shall be reviewed by the Board each year prior to the anniversary of this Agreement to determine the annual increase to the applicable Base Salary; PROVIDED, HOWEVER, that in no event shall such annual increase be less than cost
of  living  increase.   The  applicable  Base  Salary  will  be  paid  in  equal
installments not less frequently than bi-monthly in accordance with the Company's salary payment practices in effect from time to time for senior executives of the Company.

                  (b) BONUS PAYMENT. At the end of each fiscal year of the Company following the completion of the Financing, in addition to the Base Salary then in effect, Executive shall receive a bonus payment (the "Bonus Payment") equal to Twenty-Five Percent (25%) of the Base Salary (or such other Base Salary as shall be in effect at such time) (the "Bonus Percentage"). The Bonus Payment will be paid in accordance with the Company's bonus payment practices in effect from time to time for senior executives of the Company. The Board of Directors of the Company (the "Board") shall review the Executive's Bonus Percentage annually and may, in the Board's sole discretion, increase the Bonus Percentage based upon the Company's and Executive's performance.

                  (c) BENEFIT PLANS. As of the date hereof, Executive shall be reimbursed monthly by the Company for health insurance coverage. Upon consummation of the Financing, Executive shall be covered by health, accident, disability and life insurance programs and other fringe benefit program which the Company may adopt and implement for the benefit of the Company's executives following the completion of the Financing. Upon execution and delivery of this Agreement, the Executive will also receive an option to purchase an aggregate of Seventy-Five Thousand (75,000) shares of the Company's common stock, par value $.001 per share (the "Common Stock") at an exercise price of Eighty-Five Cents ($.85) per share, which shall vest in accordance with, and which shall otherwise be subject to, the terms and conditions of the Company's 2003 Stock Option Plan, a copy of which is attached hereto as EXHIBIT A. In addition, upon the Employee's completion of each year of service hereunder, the Executive shall receive an additional option to purchase Twenty-Five Thousand (25,000) shares of Common Stock on the anniversary date of this Agreement at an exercise price equal to the then-fair market value of the Common Stock.

                  (d) EXPENSES. Executive shall be entitled to be reimbursed for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder, including all necessary continuing education and certification costs and related expenses;




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PROVIDED,  HOWEVER,  that  Executive  has obtained the  Company's  prior written approval of such expenses and has complied with all policies and procedures related to the reimbursement of such expenses as shall, from time to time, be established by the Company.

                  (e) VACATIONS AND SICK LEAVE. Executive shall be entitled to four (4) weeks paid vacation annually to be taken in accordance with the Company's vacation policy in effect from time to time and at such time or times as may be mutually agreed upon by the Company and Executive; PROVIDED, HOWEVER, that if for any reason Executive does not take the full four (4) weeks vacation in any given year, Executive shall be entitled to accrue and carry over such vacation time according to the policy established by the Company. Executive shall also be entitled to sick leave according to the sick leave policy which the Company many adopt from time to time.

                  (f) RELOCATION EXPENSE REIMBURSEMENT. In addition to the compensation set forth above, following the Financing, the Company shall reimburse Executive for all reasonable relocation expenses incurred by the Executive to move from Charlotte, North Carolina to Dallas, Texas; PROVIDED, HOWEVER, that has obtained the Company's prior written approval of such expenses (which approval shall not be unreasonably withheld) and has complied with all policies and procedures related to the reimbursement of such expenses as shall, from time to time, be established by the Company, including the submission by Executive to the Company of receipts evidencing such expenses.

         4.       INDEMNIFICATION.

                  (a) COMPANY'S OBLIGATION TO INDEMNIFY. The Company shall at all times during the Term and thereafter, indemnify and defend and hold Executive harmless from and against all liability, loss, costs, claims, damages, expenses, judgments, awards, and settlements as well as attorneys' fees and expenses, personal or otherwise, whether in tort or in contract, law or equity, that the Company or the Executive may incur by reason of or arising out of any claim made by any third party (together, the "Losses"), with respect to Executive's employment with Company in accordance with this Agreement; PROVIDED, HOWEVER, that the Company's foregoing indemnification obligations shall not apply to Losses incurred by the Company as a result of the Executive's willful misconduct, gross negligence, conviction of a felony (including entry of a plea of NOLO CONTENDERE) for illegal or criminal behavior or engagement in activities beyond the scope of his employment hereunder. Indemnification shall include all costs, including actual attorneys' fees and expenses reasonably incurred in pursuing indemnity claims under or enforcement of this Agreement.

                  (b) EXECUTIVE'S OBLIGATION TO INDEMNIFY. Executive shall also at all times during the term of this Agreement and thereafter, indemnify and defend and hold Company, its founders, owners, directors, officers, employees, advisors, agents, partners, service providers and affiliates harmless from and against all Losses with respect to the Executive's willful misconduct, gross negligence, conviction of a felony (including entry of a plea of NOLO CONTENDERE) for illegal or criminal behavior or engagement in activities beyond the scope of his employment hereunder during the Executive's employment with Company in accordance with this Agreement. Indemnification shall include all costs, including actual attorneys' fees and expenses reasonably incurred in pursuing indemnity claims under or enforcement of this Agreement.




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written authorization of HemoBioTech, Inc.                          Page 3 of 10
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         5.       LIMITATION OF LIABILITY.  EXECUTIVE  AGREES THAT REGARDLESS OF
THE FORM OF ANY CLAIM, EXECUTIVES' SOLE REMEDY AND COMPANY OBLIGATION WITH RESPECT TO ANY CLAIMS MADE RELATED TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY THIS AGREEMENT, AND IN ALL CASES EXECUTIVE'S REMEDIES SHALL BE LIMITED SPECIFICALLY TO COMPANY AND NOT TO ASSETS OR PERSONAL AND BUSINESS INTERESTS OF COMPANY FOUNDERS, OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS, PARTNERS AND AFFILIATES. IT IS EXPRESSLY AGREED THAT IN NO EVENT SHALL COMPANY, ITS FOUNDERS, OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS, PARTNERS AND
AFFILIATES   BE  LIABLE  FOR  PERSONAL,   INCIDENTAL,   DIRECT,   INDIRECT,   OR
CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS REGARDLESS OF WHETHER COMPANY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

         6. TERMINATION. (a) EVENTS OF TERMINATION. This Agreement shall terminate on the earliest to occur of the following events:

                  (i)      the expiration of the Term;

                  (ii)     the  mutual   agreement   of  the   Company  and  the
                           Executive;

                  (iii) the voluntary termination of the Executive other then as a result of a Constructive Termination Event (as defined herein);

                  (iv)     the death of Executive or Executive's retirement;

                  (v) Executive becoming completely unable to perform his duties as described herein due to injury, illness or disability (mental or physical), as determined by an independent physician selected with the approval of the Company and Executive, for a period of three (3) consecutive months ("Disability"); or

                  (vi) the termination of the Executive by the Company for "just cause" (as defined herein) upon giving written notice to Executive

For the purposes hereof, the Company shall have "just cause" to terminate Executive's employment hereunder as a result of Executive's gross negligence, willful misconduct, conviction of a felony (including the entry of a plea of NOLO CONTENDERE) for illegal or criminal behavior in carrying out his duties as required pursuant to the terms of the Agreement. Notwithstanding any other provision contained herein, the Company shall have the right to terminate the agreement and Executive's employment WITHOUT just cause, and Executive's remedies hereunder in the event of such termination shall be limited to the Severance Payments set forth in Section 6(c) hereof.

                  (b) TERMINATION FOR JUST CAUSE OR VOLUNTARY TERMINATION. If Executive's employment is terminated prior to the expiration of the Term for just cause or if Executive's employment is terminated as set forth in Section 6(a) (ii) or (iii) hereof, Executive shall NOT be entitled to receive any Severance Payments (as defined in Section 7 below) and will only be entitled to receive any accrued but unpaid portion of the applicable Base Salary, plus any accrued but unused vacation time and unpaid expenses (in accordance with Sections 3(d) and (e) hereof) that have been earned by the Executive as the date of such termination.




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                  (c)      TERMINATION   WITHOUT  JUST  CAUSE.   If  Executive's
employment is terminated by the Company without just cause or as a result of the Executive's Disability, Executive shall be entitled to receive the Severance Payments described in Section 7 hereof. For purposes of the Agreement, termination without just cause shall include termination by Executive of his employment with the Company within one hundred and twenty (120) days after the occurrence of any of the following events (collectively herein referred to as "Constructive Termination Events") which are not remedied within ten (10) business days after written notice to the Company by Executive of such event:

                  (i) failure to maintain Executive in the office to the position of CFO or a substantially equivalent office or position, of or with the Company;

                  (ii) a significant adverse change in the nature or scope of the authority, powers, functions, responsibilities or duties attached to the position of Executive with the Company as set forth herein or a reduction in Executive's then-applicable Base Salary and benefits as set forth herein;

                  (iii) the liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor or successors shall have assumed all duties and obligations of the Company under the Agreement;

                  (iv) the Company shall relocate its principal headquarters offices or require Executive to have his principal location of work changed to any location which is in excess of fifty (50) miles from its current location without the prior written consent of Executive; and

                  (v) any material breach of the Agreement by the Company or its successors.

                  (d) INSURANCE. The Company may secure, in its own name, or otherwise, and at its own expense, life, health, accident and other insurance covering Executive or Executive and others. Executive agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations and by signing, as the insured, such applications and other instruments in writing as may be reasonably requires by the insurance companies to which application is made pursuant to such insurance. Executive agrees that he shall have no right, title, or interest in or to any insurance policies or to the proceeds thereof which the Company many so elect to take out or to continue on the Executive's life.

         7. SEVERANCE PAYMENT. (a) If the Company terminates Executive's employment without just cause or if Executive's employment is terminated due to Disability, Executive shall be entitled to receive, in addition to the applicable Base Salary, plus any accrued but unused vacation time and unpaid expenses (in accordance with Sections 3(d) and (e) hereof) that have been earned by the Executive as of the date of such termination, the following severance payments (the "Severance Payments"):

                  (i) equal monthly installments at the applicable Base Salary rate then in effect, as determined on the first day of the calendar month immediately




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                           preceding  the  day  of   termination,   to  be  paid
                           beginning on the first day of the month following such termination and continuing until the earlier of
                           (A) the  expiration of the Term or (B) the expiration
                           of  (i)  six  (6)  months   following  the  effective
                           termination date, so long as the Executive has been employed by the Company for a period of at least twelve (12) consecutive months, measured as of the effective termination date, (ii) nine (9) months following the effective termination date, so long as the Executive has been employed by the Company for a
                           period  of  at  least  two  (2)  consecutive   years,
                           measured as of the  effective  termination  date,  or
                           (iii) twelve (12) months following the effective termination date, so long as the Executive has been employed by the Company for a period of at least three (3) consecutive years, measured as of the effective termination date (in either case, the "Severance Period"); PROVIDED, HOWEVER, that in no event shall the Severance Period be less than six (6) months; and

                  (ii) during the Severance Period, health and life insurance benefits substantially similar to those which Executive was receiving or entitled to receive immediately prior to termination; PROVIDED, HOWEVER, such insurance benefits shall be reduced to the extent comparable benefits during such period following Executive's termination, and any benefits actually received by Executive shall be reported by Executive to the Company.

                  (b) DISABILITY. Whenever Severance Payments are payable to Executive hereunder during a time when Executive is partially or totally disabled, and such Disability would entitle him to disability income payments according to the terms of any plan or policy now or hereafter provided by the Company, the Severance Payments payable to Executive hereunder shall be inclusive of any such disability income and shall not be in addition thereto, even if such disability income is payable directly to Executive by an insurance company under a policy paid for by the Company

         8. RESTRICTIVE COVENANTS. Executive and the Company agree that the Company would suffer irreparable harm and incur substantial damage if Executive were to enter into Competition (as defined herein) with the Company. Therefore, in order for the Company to protect its legitimate business interests, Executive agrees as follows:

                  (a) Without the prior written consent of the Company, Executive shall not, during the period of employment with the Company, directly or indirectly, invest or engage in any business that is Competitive (as defined herein) with the Business of the Company or accept employment or render services to a Competitor (as defined herein) of the Company as a director, officer, agent, employee or consultant or solicit or attempt to solicit or accept business that is Competitive with the Business of the Company, except that Executive may own up to five percent (5%) of any outstanding class of securities of any company registered under Section 12 of the Securities Exchange Act of 1934, as amended.

                  (b) Without the prior written consent of the Company and upon any termination of Executive's employment with the Company and for a period of twelve (12) months thereafter, Executive shall not, either directly or indirectly, (i) invest or engage in any




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business  that is  Competitive  (as  defined  herein)  with the  Business of the
Company, except that Executive may own up to five percent (5%) of any outstanding class of securities of any company registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) accept employment with or render services to a Competitor of the Company as a director, officer, agent, employee or consultant unless he is serving in a capacity that has no relationship to that portion of the Competitor's business that is Competitive with the Business of the Company, or (iii) solicit, attempt to solicit or accept business Competitive with the Business of the Company from any of the customers of the Company at the time of his termination or within twelve (12) months prior thereto or from any person or entity whose business the Company was soliciting at such time.

                  (c) Upon termination of his employment with the Company, and for a period of twelve (12) months thereafter, Executive shall not, either directly or indirectly, engage, hire, employ or solicit in any manner whatsoever the employment of an employee of the Company.

                  (d) For purposes of this Agreement, a business or activity is in "Competition" or "Competitive" with the Business of the Company if it involves, and a person or entity is a "Competitor", if that person or entity is engaged in, or about to become engaged in, the research, development, design, manufacturing, marketing or selling of a specific product or technology that resembles, competes, or is designed to compete, with, or has applications similar to any product or technology for which the Company has obtained or applied for a patent or made disclosures, or any product or technology involving any other proprietary research or development engaged in or conducted by the Company during the term of Executive's employment with the Company.

         9. DISCOVERIES AND INVENTIONS. Executive hereby assigns to the Company all his right, title, and interest in and to any and all inventions, discoveries, developments, improvements, techniques, designs and data related to blood substitutes which Executive conceives of, reduces to practice, or otherwise creates, either alone or jointly with others, in the course of his employment hereunder and in which the law recognizes any protectable interest.

         10. CONFIDENTIALITY. Executive shall not use, or disclose any of the Confidential Information and Trade Secrets, either during the Term of his employment or at anytime thereafter, except as required in the course of his employment. For purposes of this Agreement, "Confidential Information and Trade Secrets" shall mean all information, know how, trade secrets, processes, computer software or programs and related documentation, methods, practices, fabricated techniques, marketing plans, and other compilations of information which relate to the Business of, and are owned by the Company which were not known generally to others engaged in the Business of the Company and which the Company has taken affirmative actions to protect from public disclosure or which do not exist in the public domain. All information, data and similar items and documentation relating to the Business of the Company, shall remain the exclusive property of the Company unless owned by Executive.

         11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram, electronic mail, or electronic facsimile transfer (confirmed in




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writing by mail,  registered or certified,  return  receipt  requested,  postage prepaid, simultaneously dispatched) to the addressees at the addresses specified below.

         If to Executive:     Mark J. Rosenblum
                              c/o Edwards & Angell, LLP
                              2800 Financial Plaza
                              Providence, RI 02903
                              Attn: Douglas G. Grey, Esq.
                              Tel: (888) 325-9018

         If to the Company:   Arthur P. Bollon, Ph.D.
                              Chairman & CEO
                              Hemobiotech Inc.
                              14221 Dallas Parkway, Suite 1500
                              Dallas, TX 75254

or to such other address or fax number as either party may from time to time designate in writing to the other.

         12. ENTIRE AGREEMENT. This Agreement, together with EXHIBIT A, constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or revision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

         13. GOVERNING LAW. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Texas.

         14. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall not be assignable without written permission of the other party

         15.      SEVERABILITY.   The   invalidity  of  any  provision  of  this
Agreement under the applicable laws of the State of Texas or any other jurisdiction, shall not affect the other provisions hereby declared to be severable from all other provisions. The intention of the parties, as expressed in any provision held to be void or ineffective, shall be given such full force and effect as may be permitted by law.

         16. SURVIVAL. The obligations of the Company or its successor to pay any Severance Payments required hereunder subsequent to the termination of this Agreement and the obligations of Executive under Sections 6, 7 and 8 hereof shall survive the termination of this Agreement.

         17. REMEDIES. Executive and the Company recognize that the services to be rendered under this Agreement by Executive are special, unique, and of extraordinary character, and that in the event of the breach by Executive of the terms and conditions of Sections 4, 5, 8, 9 and 10 hereof the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction , to obtain damages for any breach thereof.




Strictly  confidential.  Do not copy,  use or  distribute  without  the  express
written authorization of HemoBioTech, Inc.                          Page 8 of 10

[HEMOBIOTECH LOGO]


         18. DISPUTE RESOLUTION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to production, use or commercialization, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing, which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in Texas and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the State of Texas or in the United States District Court for the District of Texas, to whose jurisdiction for such purposes Company and Executive each hereby irrevocably consents and submits.




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

[HEMOBIOTECH LOGO]


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             Hemobiotech Inc,
                                             A Delaware corporation


                                             By:  /s/ Arthur P. Bollon
                                                  ------------------------------
                                                  Arthur P. Bollon, Ph.D.
                                                  Chairman & CEO


                                                  /s/ Mark J. Rosenblum
                                                  ------------------------------
                                                  Mark J. Rosenblum




Strictly  confidential.  Do not copy,  use or  distribute  without  the  express
written authorization of HemoBioTech, Inc.                         Page 10 of 10